EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this Form 8 - K.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 6, 1998